Exhibit 99.1

FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-C1

ITEM 12.                                               Security Ownership of Certain Beneficial Owners

As of December 31, 2003, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL HOLDERS	AMOUNT OF BENEFICIAL OWNERSHIP (ORIGINAL PRINCIPAL)	% CLASS
Class A2*	Bank of New York One Wall Street New York, NY 10286	$42,395,000	13%

	Boston Safe Deposit and Trust Company Mellon Trust 525 William Penn Place, Suite 3148 Pittsburgh, PA 15259	$32,100,000	10%

	Deutsche Bank Trust Company Americas 648 Grassmere Park Road Nashville, TN 37211	$17,910,000	5%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$90,425,000	28%

	Northern Trust Company 801 S. Canal Street Chicago, IL 60607	$19,510,000	6%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$54,900,000	17%

	Investors Bank and Trust Co. 200 Clavendar Street, 9th Fl. Boston, MA 20116	$32,610,000	10%

Class A3*	Bank of New York One Wall Street New York, NY 10286	$38,000,000	9%

	Citibank, N.A. 3800 Citibank Center Tampa, FL 33610	$23,060,000	5%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$138,567,801	35%

	Northern Trust Company 801 S. Canal Street, 30th Floor Chicago, IL 60607	$21,105,000	5%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$107,265,154	27%

Class B*	Deutsche Bank Trust Company Americas 648 Grassmere Park Road Nashville, TN 37211	$4,920,000	6%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$63,907,000	81%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$8,000,000	10%

Class C*	Bank of New York One Wall Street New York, NY 10286	$16,525,000	23%

	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$39,036,000	54%

	Citibank, N.A. 3800 Citibank Center Tampa, FL 33610	$7,200,000	10%

	Salomon Smith Barney Inc./Salomon Brothers 333 W. 34th Street, Third Floor New York, NY 10001	$50,000,000	69%

Class D*	JPMorgan Chase Bank 14201 Dallas Parkway Dallas, Texas 75254	$11,925,000	16%

	UBS Securities 299 Park Avenue New York, NY 10171	$43,675,000	60%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$5,470,000	7%

Class E*	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,457,000	68%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$6,000,000	30%

Class F	Cede & Co. 55 Water Street New York, New York 10041	$71,800,000	100%

Class G	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,813	100%

Class H	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,106,964	100%

Class IO*	Bank of New York One Wall Street New York, NY 10286	$120,000,000	9%

	Citibank, N.A. 3800 Citibank Center B3-15 Tampa, Florida 33610	$266,000,000	20%

	JP Morgan Chase Bank 14201 Dallas Parkway Dallas, TX 75254	$165,000,000	12%

	Salmon Smith Barney Inc./Salmon Brothers 333 w. 34th Street 3rd Floor New York, NY 10001	$330,755,224	25%

	State Street Bank and Trust Company 1776 Heritage Drive, Global Corporate Action Unit N. Quincy, MA 02171	$76,401,000	5%

	Bear Stearn & Co. Inc. One Metrotech Center North, 4th Fl. Brooklyn, NY 11201-3862	$104,000,000	8%

	Wachovia Securities, Inc. 8739 Research Drive Charlotte, NC 28262	$203,030,000	15%

Class J	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$13,054,483	100%

Class K	LaSalle National Bank, as Trustee Criimi Mae Series 1998-C1 Att: Asset Backed Sec. Trust Services 135 S. LaSalle Street, Suite 1625 Chicago, Illinois, 60674	$26,208,964	100%

*As of December 31, 2003, the security ownership of the referenced class of certificates was registered on the books and records of the Trustee to “Cede & Co.”, the Depository Trust Company’s nominee.  The beneficial ownership of such class disclosed herein is based on a security positions listing of The Depository Trust Company as of December 31, 2003.